Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	Christian S. Schade	Laura S. Choi	Jean Mantuano
	Senior VP and CFO	Investor Relations	Corporate Communications (media)
	Phone: 609-430-2880	Phone: 609-430-2880, x2216	Phone: 609-430-2880, x2221

Medarex Announces Exercise of Option to
Purchase Additional Shares by Underwriters

Princeton, N.J.; May 8, 2006 — Medarex, Inc. (NASDAQ:  MEDX) announced today that on May 5, 2006, the underwriters exercised in full their option to purchase 1.5 million shares of common stock associated with Medarex’s public stock offering that priced at $11.75 per share, before underwriting discounts and commissions, on April 6, 2006. The exercise of the option to purchase additional shares increases the size of the offering to 11.5 million shares of common stock, resulting in net proceeds to Medarex of approximately $128 million.

Goldman, Sachs & Co. acted as the sole book-running manager for the offering. J.P. Morgan Securities Inc. acted as the joint lead manager of the offering. Janney Montgomery Scott LLC served as a co-manager.

A final prospectus supplement and the related prospectus have been filed with the SEC. Copies of the final prospectus supplement and the related prospectus may be obtained from Goldman, Sachs & Co., Prospectus Department, 85 Broad Street, New York, New York 10004, fax: 212-902-9316 or email at prospectus-ny@ny.email.gs.com.

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Thirty-one of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with four of the most advanced product candidates currently in Phase III clinical trials. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”;

“plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of antibody products in patients, uncertainties related to product manufacturing, risks and uncertainties related to satisfaction of customary closing conditions related to the public offering as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and subsequent Quarterly Reports on Form 10-Q. There can be no assurance that such development efforts will succeed or that other developed products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

###

Medarex®, the Medarex logo and UltiMAb® are registered trademarks of Medarex, Inc. All rights are reserved.